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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: August 20, 1999
                        (Date of earliest reported event)



                             TREGA BIOSCIENCES, INC.
               (Exact Name of Registrant as Specified in Charter)





     DELAWARE                0-27972                 51-0336233
 (State or Other          (Commission              (IRS Employer
 Jurisdiction of          File Number)           Identification No.)
  Incorporation)





     9880 Campus Point Drive, San Diego, CA                   92121
    (Address of Principal Executive Offices)                (Zip Code)




                                 (619) 410-6500
              (Registrant's telephone number, including area code)


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Item 5.  OTHER EVENTS

On August 20, 1999, Trega Biosciences, Inc. (the "Company") entered into a transaction with ChemNavigator.com, Inc., a private company developing an internet website for the sale of chemicals and related information to the pharmaceutical, biotechnology, and agricultural industries, among others, and to academia. The transaction was comprised of several parts.

         The Company entered into a Series B Convertible Preferred Stock and Warrant Purchase Agreement pursuant to which the Company acquired 1,176,666 shares of the Series B Convertible Preferred Stock of ChemNavigator.com, Inc. (the "Series B Stock") together with a warrant to acquire 294,167 of the Common Stock of ChemNavigator.com, Inc. at a purchase price of $5.00 per share. In exchange, the Company paid $1.0 million in cash out of working capital to ChemNavigator.com, Inc. and, under a Stock and Warrant Issuance Agreement, the Company also issued 1.0 million shares of its Common Stock to ChemNavigator.com, Inc. In addition, the Company will issue a warrant entitling ChemNavigator.com, Inc. to purchase 294,167 shares of the Common Stock of the Company at a purchase price of $5.00 per share, provided that the ChemNavigator.com website is running by December 31, 1999, and offering for sale compounds supplied by the Company. The terms of this transaction were the result of arms'-length bargaining.

         In conjunction with this transaction, the Company also entered into arrangements typical for an investment in a private company including, for example, arrangements covering: the election of directors; required votes to modify the rights of investors; registration rights, and the like. In connection with the acquisition of the Series B Stock, the Company also obtained the right to designate one member of the Board of Directors of ChemNavigator.com, Inc. It is the intention of the Company to designate Michael Grey, the Company's President and Chief Executive Officer, as the initial Series B Director. Finally, the Company entered into a non-exclusive arrangement with ChemNavigator.com, Inc. for the listing of Company compounds on the ChemNavigator.com web site. This distribution channel is in addition to the other means by which the Company offers its compounds for sale.

         Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

10.1 Series B Convertible Preferred Stock and Warrant Purchase Agreement dated as of August 20, 1999 between ChemNavigator.com, Inc., the Company and certain other parties.
10.2 Stock and Warrant Issuance Agreement dated as of August 20, 1999 between the Company and ChemNavigator.com, Inc.
10.3 Warrant to Purchase 294,167 Shares of the Common Stock of ChemNavigator.com, Inc. dated August 20, 1999.
10.4 Form of Warrant to Purchase 294,167 Shares of the Common Stock of Trega Biosciences, Inc.
99.1     Press Release dated August 24, 1999.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                Trega Biosciences, Inc.

Date: August 31, 1999           /s/ Michael G. Grey
                                --------------------
                                Michael G. Grey
                                President and Chief Executive Officer
                                (Principal Executive Officer)

                                /s/ Gerard A. Wills
                                ---------------------
                                Gerard A. Wills
                                Vice President, Finance and Chief Financial
                                Officer
                                (Principal Financial and Accounting Officer)

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